Exhibit 10.4

SHARE PURCHASE AGREEMENT
THIS AGREEMENT made as of the 12th day of October, 2004.

BETWEEN:

FIRSTBINGO.COM,
a company incorporated under the laws of
the State of Nevada, in the United States of
America;

(the "Purchaser")

- and -

CHARLES DEBONO,
of the Town of Innisfil, in Simcoe County,
In the Province of Ontario;
(hereinafter individually known as, "DeBono")

JEFFERY ROOP,
of the City of Toronto, in the Province of
Ontario;
(hereinafter individually known as, "Roop")

STEPHEN I. BURMAN,
of the City of Toronto, in the Province of
Ontario;
(hereinafter individually known as, "Burman")

(collectively, known as the "Vendors")

- and -

WORLDWIDE-EXCLUSIVE LTD.,
a company incorporated under the laws of
the Province of Ontario

(the "Corporation")

RECITALS:

WHEREAS the Vendors are the registered and beneficial owners of all of the issued and outstanding shares (the "Purchased Shares") in the capital stock of the Corporation;

AND WHEREAS the Vendors wish to sell the Purchased Shares to the Purchaser and the Purchaser agrees to purchase the Purchased Shares from the Vendors, in accordance with the terms and conditions of this Agreement;

AND WHEREAS, the Boards of Directors of the Purchaser and the Corporation have approved the acquisition by the Purchaser of One Hundred percent (100%) of the issued and outstanding shares of the Corporation, in exchange for stock of the Purchaser, pursuant to the terms and conditions herein after set forth (the "Exchange");

THIS AGREEMENT WITNESSES that in the consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, agreements, representations, warranties and payment hereinafter set out and provided for, the parties hereto covenant and agree as follows:

DEFINITIONS:

1.	The following terms shall have the following meaning throughout this Agreement:

	a)	the "Corporation" shall mean Worldwide-Exclusive Ltd.;

	b)	the "Closing" and "Closing Date" shall mean October 12, 2004, or such earlier or later date as the parties may agree to;

	c)	the "Purchase Price" shall mean an aggregate total of Thirty Thousand (30,000) restricted common shares from the Purchaser's Treasury, to be divided equally amongst, DeBono, Roop and Burman; and

	d)	the "Purchased Shares" shall mean all the issued and outstanding shares of the Corporation, as follows:

(i)

the One Hundred (100) Common Shares of the Corporation owned by DeBono, the One Hundred (100) Common Shares of the Corporation owned by Roop, and the One Hundred (100) Common Shares of the Corporation owned by Burman, and the certificates or other documents issued by the Corporation, so evidencing those rights and those rights and interests, now owned by the Vendors.

ARTICLE 1 - PURCHASED SHARES AND PURCHASE PRICE

1.1 Subject to the terms and conditions hereof, the Vendors hereby agree to sell, transfer and assign the Purchase Shares to the Purchaser and the Purchaser agrees to purchase from the Vendors the Purchased Shares.

1.2 The Purchase Price payable by the Purchaser to the Vendors for the Purchased Shares shall be an aggregate total of 30,000 shares of restricted common stock from the Purchaser's Treasury, divided equally amongst, DeBono, Roop and Burman, as follows:

a)	Ten Thousand (10,000) restricted Common Shares in the capital stock of the Purchaser to be issued to DeBono;

b)	Ten Thousand (10,000) restricted Common Shares in the capital stock of the Purchaser to be issued to Roop;

c)	Ten Thousand (10,000) restricted Common Shares in the capital stock of the Purchaser to be issued to Burman;

ARTICLE 2 - TERMS OF PURCHASE

2.1 The Vendors will sell the Purchased Shares to the Purchaser, at Closing.

2.2 The Purchaser will acquire the Purchased Shares by paying the Purchase Price to the Vendors at Closing.

2.3 The Vendors will prepare and file all necessary tax returns for the Corporation for the 2003 and 2004 year ends.

ARTICLE 3 - COVENANTS, REPRESENTATIONS
AND WARRANTIES OF THE VENDORS

3.1 The Vendors covenant, represent and warrant as follows and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

a)	The Corporation has been duly incorporated and is organized, validly subsisting and in good standing under the laws of the Province of Ontario.

b)

The Corporation is duly qualified as a corporation to do business and is in good standing in each jurisdiction, in which the nature of the business conducted by it or the property owned or leased by it makes such a qualification necessary.

c)

The authorized capital of the Corporation consists of an unlimited number of common shares, of which, 300 common shares have been duly issued and are outstanding, as fully paid up and non-assessable in favour of the Vendors, herein known as the Purchased Shares.

d)	No person, firm or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase from the Vendors of any of the Purchased Shares.

e)

No person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or of any securities of the Corporation.

f)

The Vendors are the registered and beneficial owners of the Purchased Shares, with good and marketable title thereto, free and clear of any pledge, lien , charge, encumbrance or security interest of any kind and the Vendors have the power and authority and right to sell the Purchases Shares, in accordance with the terms of this Agreement.

g)

The books and records of the Corporation fairly and correctly set out and disclose in all material respects, on a basis consistent with past practices. The financial position of the Corporation as of the date hereof and all material financial transactions of the Corporation relating to its business have been accurately recorded in such books and records.

h)

The corporate records and minutes of the Corporation contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since incorporation of the Corporation held since incorporation of the Corporation, all such meetings were duly called and held, the share certificate books, register of shareholders, register of transfers, and register of directors of the Corporation are complete and accurate and all exigible tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

i)

There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

j)

The Corporation has no loans or indebtedness outstanding which have been made to directors, former directors, officers, shareholders and/or employees of the Corporation or to any person or corporation not dealing at arms length with nay of the foregoing.

k)	The Corporation has good and marketable title to its assets, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

l)	The Vendors are not a non-resident of Canada, within the meaning of the Income Tax Act (Canada).

m)

The Corporation has no subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the time of closing acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

n)

Up to the time of closing there has been no change and will have been no change in the business, operations, affairs or condition of the Corporation, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, except changes occurring in the ordinary course of business which changes have not adversely affected and will not adversely affect the organization, business, properties, prospects and financial condition of the Corporation.

o)	All receivables recorded on the books of the Corporation are bona fide and good and are collectable without set off or counterclaim.

p)

The Corporation has duly and timely filed all tax returns required to be filed by it and has paid all taxes, which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof, including all payments for GST that will be due and owing as of the Closing hereof. The Canadian federal income tax liability of the Corporation has been assessed by Revenue Canada for all fiscal years to the date hereof, Adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation. There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. The Corporation has withheld from each payment made to any of its present or former officers, directors, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislation.

q)	The business of the Corporation has been and will be carried on in the ordinary and normal course up to the time of closing.

r)

The Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class except as recorded in its books and records, and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

s)

The Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

t)	The Corporation is not a party to any written or oral employment, service or pension agreement.

u)	The Corporation does not have any outstanding agreement (including employment agreements), contract or commitment, whether written or oral, of any nature or kind whatsoever.

v)

The Corporation is not in default or breach of any contracts or agreements (written or oral), or indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Corporation is entitled to all benefits thereunder except as otherwise disclosed herein. The Corporation is under no obligation in respect of its business, which the Corporation cannot reasonably be expected to fulfill in the ordinary course of its business.

w)

There are not material liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement other than:

	i)	liabilities disclosed on, reflected in or provided for in the financial statements of the Corporation.

	ii)	liabilities disclosed or referred to in this Agreement; and

	iii)	liabilities arising solely due to actions of the Purchaser.

3.2 The covenants, representations and warranties of the Vendors contained in this Agreement and contained in any document or certificate given pursuant hereto, shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and, notwithstanding such closing, or any investigation made by or on behalf of the Purchase, shall continue in full force and effect for the benefit of the Purchaser for a period of One (1) year following closing of the transaction provided for herein, after which time the Vendors shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except, with respect to any claims made by the Purchaser in writing prior to the expiration of such period.

ARTICLE 4 - COVENANTS, REPRESENTATIONS
AND WARRANTIES OF THE PURCHASER
4.1	The Purchaser covenants with the Vendors as follows:

	a)	That it is a company duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to carry on its business as now being conducted.

b)

That it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions have been duly authorized by the Board of Directors of the Purchaser.

	c)	to comply with their obligations under this Agreement.

ARTICLE 5 - CONDITIONS OF CLOSING
5.1	The sale and purchase of the Purchase Shares are subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled or performed at or prior to closing:

a)

The transaction contemplated by this Agreement shall be completed on or before the Closing Date at the office of the Purchaser's solicitor, Thomas Sheppard, at 488 Huron Street, Toronto, Ontario M5R 2R3.

b)

The covenants, representations and warranties of the Vendors contained in Article 3 hereof, shall be true and correct as of the date hereof, and shall be true and correct on and as of closing with the same force and effect as though such covenants, representations and warranties had been made on and as of such date.

	c)	On closing, the Vendors shall deliver:

i)

The Vendors shall have delivered to the Purchaser such share certificates and other documents, as may be required to complete the transfer and conveyance of the Purchased Shares to the Purchaser. These Purchased Shares to be conveyed hereunder, should be fully-executed as may be required, to the Purchaser on Closing with a clear title free of all or any encumbrances.

ii)

The Vendors shall have delivered to the Purchaser the corporate records, minute book, seal and any other corporate records relating to the Corporation, and any and all records relating to the corporation or its business whatsoever which are in their possession.

	iii)	The Vendors shall have delivered to the Purchaser resignations in their respective capacity as officers and directors of the Corporation and shall have delivered resignations of any of its nominees.

d)	On closing, the Purchaser will deliver:

	i)	resolutions of the directors of the Corporation approving this agreement and the completion of this transaction.

	ii)	the shares of the Purchaser issued to the Vendors, as set out in the Purchase Price.

	iii)	such other documents as the solicitors for the parties may reasonably require.

ARTICLE 6 - INDEMNIFICATION

6.1 The Vendors agree to indemnify and save harmless the Purchaser and the Corporation of and from any loss whatsoever arising out of, under or pursuant to:

a)     any material loss suffered by the Purchaser or the Corporation as a result of any breach or inaccuracy of representation, warranty or covenant contained in this Agreement; and

b)     all claims, demands, costs and expenses reasonably incurred in respect of the foregoing.

c)     The Vendors hereby further indemnifies the Purchaser and the Corporation from any future claims, causes of actions, suits, audits and any and all disputes arising therefrom during the period of ownership by the Vendors.

6.2 The Purchaser agrees to jointly and severally indemnify the Vendors and save them harmless from and with respect to any and all losses, claims, damages or obligations they may suffer or assume as a result of any misrepresentation by the Purchaser set out in this Agreement or any document delivered on Closing, or any failure by the Purchaser to fulfil their obligations under this Agreement of any document delivered on Closing, or any debt, liability or obligation of the Purchaser of any kind whatsoever incurred before or after Closing except for debts, liabilities or obligations incurred by the Vendors on the Corporation's behalf, which the Vendors did not disclose to the Purchaser prior to Closing.

ARTICLE 7 - GENERAL

7.1 Each of the parties hereto will from time to time at the other's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided for herein.

7.2 Any notice, direction or instrument require or permitted to be given to the Vendors hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Vendors at the address of the Vendors first above mentioned.

7.3 Any notice, direction or other instrument required or permitted to be given to the Purchaser hereunder shall be in writing and may be given by mailing the sam e postage prepaid, or delivering the same addressed to the Purchaser at the address of the Purchaser first above mentioned.

7.4 The Parties may change their addresses for service from time to time by notice given in accordance with the foregoing.

7.5 Time shall be of the essence of this Agreement.

7.6 This Agreement including the Schedules hereto, if any, constitutes the entire agreement between the parties, and there are no other terms, conditions, provisos, representations or warranties except as expressly contained therein in writing.

7.7 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the Province of Ontario.

7.8 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representative, successors and assigns.

7.9 The parties acknowledge that the recitals herein are true and correct in all material respects.

7.10 This Agreement may be executed by telefax and in counterpart, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7.11 The parties acknowledge that: (a) they have read and understood this agreement; and (b) have obtained independent legal advice in connection with this agreement and the provisions thereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

FIRSTBINGO.COM

	Per:	/s/ Richard L. Wachter
Richard L. Wachter, President

	Per:	/s/ Thomas M. Sheppard
Thomas M. Sheppard, C.E.O.

We have authority to bind the Corporation

/s/ Thomas Sheppard		/s/ Charles DeBono
WITNESS		CHARLES DEBONO

/s/ Thomas Sheppard		/s/ Jeffery Roop
WITNESS		JEFFERY ROOP

/s/ Thomas Sheppard		/s/ Stephen I. Burman
WITNESS		STEPHEN I. BURMAN

WORLDWIDE-EXCLUSIVE LTD.

	Per:	/s/ Charles DeBono
Charles DeBono, President

	Per:	/s/ Jeffery Roop
Jeffery Roop, Secretary

We have authority to bind the Corporation